EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) of our reports dated February 26, 2007, relating to the consolidated financial statements of Merrill Lynch (which report expressed an unqualified opinion on those financial statements and included an explanatory paragraph regarding the change in accounting method in 2006 for share-based payments to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment), the related financial statement schedule, management’s report of the effectiveness of internal control over financial reporting, the information set forth in Exhibit 12 under the captions “Ratio of Earnings to Fixed Charges” and “Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends,” and the information set forth in the “Selected Financial Data” table under the captions “Results of Operations,” “Financial Position” and “Common Share Data,” included in and incorporated by reference in this Annual Report on Form 10-K of Merrill Lynch for the year ended December 29, 2006.
Filed on Form S-8:
     Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)
     Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)
     Registration Statement No. 33-33336 (Long-Term Incentive Compensation Plan)
     Registration Statement No. 33-51831 (Long-Term Incentive Compensation Plan)
     Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)
     Registration Statement No. 33-54154 (Non-Employee Directors’ Equity Plan)
     Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
          (Puerto Rico))
     Registration Statement No. 33-56427 (Amended and Restated 1994 Deferred
          Compensation Plan for a Select Group of Eligible Employees)
     Registration Statement No. 33-55155 (1995 Deferred Compensation Plan
          for a Select Group of Eligible Employees)
     Registration Statement No. 33-60989 (1996 Deferred Compensation Plan
          for a Select Group of Eligible Employees)
     Registration Statement No. 333-00863 (401(k) Savings & Investment Plan)
     Registration Statement No. 333-09779 (1997 Deferred Compensation Plan
          for a Select Group of Eligible Employees)
     Registration Statement No. 333-13367 (Restricted Stock Plan for Former

          Employees of Hotchkis and Wiley)
     Registration Statement No. 333-15009 (1997 KECALP Deferred Compensation
          Plan for a Select Group of Eligible Employees)
     Registration Statement No. 333-17099 (Deferred Unit and Stock Unit Plan
          for Non-Employee Directors)
     Registration Statement No. 333-18915 (Long-Term Incentive Compensation Plan for
          Managers and Producers)
     Registration Statement No. 333-32209 (1998 Deferred Compensation Plan
          for a Select Group of Eligible Employees)
     Registration Statement No. 333-33125 (Employee Stock Purchase Plan for Employees
          of Merrill Lynch Partnerships)
     Registration Statement No. 333-41425 (401(k) Savings & Investment Plan)
     Registration Statement No. 333-56291 (Long-Term Incentive Compensation Plan for
          Managers and Producers)
     Registration Statement No. 333-60211 (1999 Deferred Compensation Plan
          for a Select Group of Eligible Employees)
     Registration Statement No. 333-62311 (Replacement Options; Midland Walwyn Inc.)
     Registration Statement No. 333-85421 (401(k) Savings and Investment Plan)
     Registration Statement No. 333-85423 (2000 Deferred Compensation Plan
          For a Select Group of Eligible Employees)
     Registration Statement No. 333-92663 (Long-Term Incentive Compensation Plan for Managers and Producers)
     Registration Statement No. 333-44912 (2001 Deferred Compensation Plan for a Select Group of Eligible Employees)
     Registration Statement No. 333-64676 (1986 Employee Stock Purchase Plan)
     Registration Statement No. 333-64674 (Long-Term Incentive Compensation Plan for Managers and Producers)
     Registration Statement No. 333-68330 (2002 Deferred Compensation Plan for a Select Group of Eligible Employees)

     Registration Statement No. 333-99105 (2003 Deferred Compensation Plan for a Select Group of Eligible Employees)
     Registration Statement No. 333-108296 (2004 Deferred Compensation Plan for a Select Group of Eligible Employees)
     Registration Statement No. 333-109236 (Employee Stock Compensation Plan)
     Registration Statement No. 333-118615 (2005 Deferred Compensation Plan for a Select Group of Eligible Employees)
     Registration Statement No. 333-125109 (2006 Deferred Compensation Plan for a Select Group of Eligible Employees)
     Registration Statement No. 333-125181 (Deferred Stock Unit Plan for Non-Employees)
     Registration Statement No. 333-134065 (2007 Deferred Compensation Plan for a Select Group of Eligible Employees)
Filed on Form S-3:
     Debt Securities, Warrants, Common Stock, Preferred Securities, and/or Depositary Shares:
     Registration Statement No. 33-54218
     Registration Statement No. 2-78338
     Registration Statement No. 2-89519
     Registration Statement No. 2-83477
     Registration Statement No. 33-03602
     Registration Statement No. 33-17965
     Registration Statement No. 33-27512
     Registration Statement No. 33-33335
     Registration Statement No. 33-35456
     Registration Statement No. 33-42041
     Registration Statement No. 33-45327
     Registration Statement No. 33-45777
     Registration Statement No. 33-49947
     Registration Statement No. 33-51489
     Registration Statement No. 33-52647
     Registration Statement No. 33-55363

     Registration Statement No. 33-60413
     Registration Statement No. 33-61559
     Registration Statement No. 33-65135
     Registration Statement No. 333-13649
     Registration Statement No. 333-16603
     Registration Statement No. 333-20137
     Registration Statement No. 333-25255
     Registration Statement No. 333-28537
     Registration Statement No. 333-42859
     Registration Statement No. 333-44173
     Registration Statement No. 333-59997
     Registration Statement No. 333-68747
     Registration Statement No. 333-38792
     Registration Statement No. 333-52822
     Registration Statement No. 333-83374
     Registration Statement No. 333-97937
     Registration Statement No. 333-105098
     Registration Statement No. 333-109802
     Registration Statement No. 333-122639
     Registration Statement No. 333-132911
Medium Term Notes:
     Registration Statement No. 2-96315
     Registration Statement No. 33-03079
     Registration Statement No. 33-05125
     Registration Statement No. 33-09910
     Registration Statement No. 33-16165
     Registration Statement No. 33-19820
     Registration Statement No. 33-23605

     Registration Statement No. 33-27549
     Registration Statement No. 33-38879
Other Securities:
     Registration Statement No. 333-02275 (Long-Term Incentive Compensation Plan)
     Registration Statement No. 333-24889 (Long-Term Incentive Compensation Plan, and Long-Term Incentive Compensation Plan for Managers and Producers)
     Registration Statement No. 333-36651 (Hotchkis and Wiley Resale)
     Registration Statement No. 333-59263 (Exchangeable Shares of Merrill Lynch & Co., Canada Ltd. re: Midland Walwyn Inc.)
     Registration Statement No. 333-67903 (Howard Johnson & Company Resale)
     Registration Statement No. 333-45880 (Herzog, Heine, Geduld, Inc. Resale)
/s/ Deloitte & Touche LLP
New York, New York
February 26, 2007